EX-99.B-77I


SUB-ITEM 77I:  Terms of new or amended securities

Class R Shares

Prospectus offering Class R shares of Ivy Global Natural Resources Fund and Ivy Real Estate Securities Fund was filed with the Securities and Exchange Commission by EDGAR on December 29, 2005 in Post-Effective Amendment No. 137 to the Registration Statement on Form N1-A, and is incorporated by reference herein.